Exhibit 10.1

SECOND AMENDMENT TO EMPLOYMENT AGREEMENT

THIS SECOND AMENDMENT (“Amendment”) made as of the 8th day of March, 2016, is by and among CODORUS VALLEY BANCORP, INC., a Pennsylvania business corporation (the “Corporation”), PEOPLESBANK, A Codorus Valley Company, a Pennsylvania banking institution (the “Bank”), and LARRY J. MILLER, an adult individual (the “Executive”), and amends that certain Employment Agreement made as of December 27, 2005, as amended on August 9, 2011, among the parties hereto (as previously amended, the “Employment Agreement”).

WITNESSETH

WHEREAS, effective as of the date hereof, Executive resigned for the purposes of his retirement from the position of President and Chief Executive Officer of the Bank, and was appointed to the position of Executive Chair of the Bank; and

WHEREAS, the Corporation, the Bank and the Executive desire to amend the Employment Agreement to reflect the Executive’s change in position, all as hereinafter set forth.

NOW, THEREFORE, the parties hereto, intending to be legally bound hereby, agree as follows:

1.             Section 3 of the Employment Agreement is hereby amended and modified to read in its entirety as follows:

3.             POSITION AND DUTIES.

(a)           The Executive shall serve as: (i) the Chair, President and Chief Executive Officer of the Corporation; (ii) Executive Chair of the Bank; and (iii) a member of the Board of Directors of the Corporation and Bank, reporting only to the Board of Directors of the Corporation and Bank.

(b)           In his capacity as Chair, President and Chief Executive Officer of the Corporation, Executive shall have supervision and control over, and responsibility for, the general management and operation of the Corporation, and shall have such other powers and duties as may from time to time be prescribed by the Board of Directors of the Corporation, provided that such powers and duties are consistent with the Executive’s position as the Chief Executive Officer in charge of the general management of the Corporation.

(c)           In his capacity as Executive Chair of the Bank, Executive shall have and may exercise any and all powers and duties as are vested in the offices of President and Chief Executive Officer of the Bank, and shall also have and may exercise such further powers and duties as from time to time may be conferred upon or assigned to him by the Board of Directors of the Bank. Without limiting the generality of the foregoing, in his capacity as Executive Chair of the Bank, Executive shall have such signing, lending and expense authorities as have been heretofore approved to the Executive and may be adjusted from time to time in the future. Further, in his capacity as Executive Chair of the Bank, Executive shall serve as an ex-officio member of each of the committees of the Bank and shall be responsible for the development, oversight and direction of the philanthropic activities of the Bank.

2.          Sections 5(a) and (b) are hereby amended and modified to read in their entirety as follows:

             (a) ANNUAL DIRECT SALARY. As compensation for services rendered to the Corporation and Bank under this Agreement, the Executive shall be entitled to receive from the Bank an annual direct salary of Two Hundred Fifty Thousand ($250,000) Dollars per year (the “Annual Direct Salary”), payable in substantially equal bi-monthly installments (or such other intervals of the Bank’s payroll policy) prorated for any partial employment period. The Annual Direct Salary shall be reviewed annually, no later than December 30 of the then calendar year and shall be subject to such annual change (but not reduced below $250,000 without the Executive’s written consent) as may be set by the Board of Directors of the Corporation and Bank taking into account the position and duties of the Executive and the performance of the Corporation and Bank under the Executive’s leadership.

             (b) ANNUAL BUSINESS PLAN. [Reserved].

3.          Section 11(f) is hereby amended and modified to clarify that any payments that are: (i) required to be delayed pursuant to the provisions of Section 11(f); and (ii) otherwise due to the Executive under this Agreement during the six-month period following his separation from service (as determined in accordance with section 409A of the Code) shall be accumulated and paid to Executive on the first business day of the seventh month following his separation from service.

4.          In all other respects, the Employment Agreement, as amended above, is hereby ratified and confirmed by the parties thereto. All other provisions of the Employment Agreement shall remain in full force and effect as amended hereby.

[signature page follows]

IN WITNESS WHEREOF, the parties, each intending to be legally bound, have executed the Amendment as of the date, month and year first above written.

ATTEST:	CODORUS VALLEY BANCORP, INC.

By:
Secretary	D. Reed Anderson, Esq.
Lead Director/Vice Chairman

ATTEST:	PEOPLESBANK,
A CODORUS VALLEY COMPANY

By:
Secretary	Reed Anderson, Esq.
Vice Chairman

WITNESS:

Larry J. Miller